UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

ANNEC GREEN REFRACTORIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54117	27-2951584
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

No. 5 West Section, Xidajie Street, Xinmi City, Henan Province, P.R. China	452370
(Address of Principal Executive Offices)	(Zip Code)

86-371- 69999012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s business and operations

Item 1.01 Entry Into A Material Definitive Agreement

On May 14, 2012, Zhengzhou Annec Industrial Co., Ltd., a PRC wholly-Foreign Owned Enterprise and subsidiary of Annec Green Refractories Corporation (“Zhengzhou Annec”), entered into an Amendment to Supplemental Agreement to Exclusive Business Cooperation (“Amendment”) with Annec (Beijing) Engineering Technology Co., Ltd, a PRC limited company and a variable interest entity of Zhengzhou Annec (“Annec Beijing”), pursuant to which certain provisions of the Supplement Agreement to Exclusive Business Cooperation Agreement dated January 16, 2011 (the “Original Agreement”) was amended. Under the Original Agreement, Zhengzhou Annec agreed to provide Annec Beijing with exclusive technical, consulting and other services in connection with Annec Beijing’s principal business utilizing its own advantages in human resources, technology and information in exchange for an annual service fee. Under the Amendment, Article 2.2 and 2.3 of the Original Agreement were amended to specify that the payment of the annual service fee will be made upon request of Zhengzhou Annec.

The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment To Supplemental Agreement to Exclusive Business Cooperation Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNEC GREEN REFRACTORIES CORPORATION
a Delaware Corporation

Dated: May 18, 2012	/s/ Li Jiantao
LI Jiantao, President

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